UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2016 (January 25, 2016)

CAREY CREDIT INCOME FUND – I
(Exact Name of Registrant as Specified in Charter)

Delaware	814-01091	47-2009064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Rockefeller Plaza
New York, New York		10020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Current Report on Form 8-K/A is to amend the Current Report on Form 8-K of Carey Credit Income Fund – I, dated January 26, 2016 (the "Original Form 8-K"). This Form 8-K/A is being filed to add an electronic signature to the signature block of the Original Form 8-K. No other changes were made to the Original Form 8-K.
Item 2.02.    Results of Operations and Financial Condition.
On January 25, 2016, Carey Credit Income Fund – I (the “Company”) decreased its public offering price from $9.28 per share to $8.70 per share. The decrease in the public offering price will be effective for share subscriptions accepted on or after January 20, 2016.
In accordance with the Company’s previously disclosed share pricing policy, the Company’s board of trustees determined that a reduction in the public offering price per share was warranted following a decline in the Company’s net asset value per share below 97.5% of the public offering price, net of sales load. As a result of the decrease in the Company’s public offering price, the maximum sales load and net proceeds per share will be approximately $0.26 per share and $8.44 per share, respectively.
The Company will maintain the amount of weekly cash distributions of $0.01286 per share per week, as previously declared by our board of trustees, through February 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAREY CREDIT INCOME FUND – I

Date: January 26, 2016	By:	/s/ Paul S. Saint-Pierre
PAUL S. SAINT-PIERRE
Chief Financial Officer

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